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                                                                   EXHIBIT 10.65



                             SUN MICROSYSTEMS, INC.
                        1990 EMPLOYEE STOCK PURCHASE PLAN
                        (LAST AMENDED NOVEMBER 10, 1999)

        The following constitute the provisions of the 1990 Employee Stock Purchase Plan of Sun Microsystems, Inc.

        1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

        2.  Definitions.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Committee" shall mean a Committee designated by the Board to administer the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

            (d) "Common Stock" shall mean the Common Stock, $0.00067 par value (as adjusted from time to time), of the Company.

            (e) "Company" shall mean Sun Microsystems, Inc., a Delaware corporation.

            (f) "Compensation", unless otherwise determined by the Committee, shall mean regular straight time gross earnings, variable compensation for field sales personnel, certain incentive bonuses, payments for overtime, shift premium, lead pay and automobile allowances, but shall exclude other compensation.

            (g) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

            (h) "Employee" shall mean, subject to Section 11(c), any individual whose customary employment with the Company or any Designated Subsidiary is at least 20 hours per week and more than five months in any calendar year.

            (i) "Enrollment Date" shall mean the first day of each Offering Period.

            (j) "Exercise Date" shall mean the last day of each Exercise Period.

            (k) "Exercise Period" shall mean a period commencing on an Enrollment Date or on the day after an Exercise Date and which is of such duration as the Committee shall determine.

            (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  (i) the last reported sale of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

                  (ii) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day,



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the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

                  (iii) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

                  (iv) if none of the foregoing is applicable, then the fair market value of a share of Common Stock shall be determined by the Committee in its discretion.

            (m) "Offering Period" shall mean the period beginning with the date an option is granted under the Plan and ending with the date determined by the Committee. During the term of the Plan, the duration of each Offering Period shall be determined from time to time by the Committee, provided that no Offering Period may exceed 27 months in duration. If determined by the Committee, an Offering Period may include one or more Exercise Periods.

            (n) "Plan" shall mean this 1990 Employee Stock Purchase Plan.

            (o) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

            (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

            (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

            (r) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

        3.  Stock Subject to the Plan.

            (a) Subject to the provisions of Section 13 of the Plan, the total number of shares reserved and available for issuance pursuant to the Plan shall be 111,600,000. The shares may be either authorized but unissued or reacquired Common Stock.

            (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

            (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

        4.  Eligibility.

            (a) Any Employee as defined in Section 2 who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

            (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock in any calendar year under all employee stock purchase plans of the Company and



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its Subsidiaries to exceed $25,000 worth of stock (determined at the Fair Market
Value of the shares at the time such option is granted).

        5. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, each consisting of such number of Exercise Periods as the Committee shall determine, and shall continue until terminated in accordance with Section 20 hereof. The first Offering Period shall commence on a date to be determined by the Committee. The Committee shall have the power to change the duration of Offering Periods and Exercise Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period and Exercise Period to be affected.

        6.  Participation.

            (a) An eligible Employee may become a participant in any Offering Period under the Plan only by completing a subscription agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing it with the Company during the open enrollment period prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

            (b) Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall continue until terminated by the participant as provided in Section 11.

        7.  Payroll Deductions.

            (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made (under this Plan and all employee stock purchase plans of the Company) on each payday during the Offering Period in an amount not exceeding a total of 10% (or such other percentage as the Committee may determine) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions (under this Plan and all employee stock purchase plans of the Company) during the Offering Period shall not exceed a total of 10% (or such other percentage as the Committee may determine) of the participant's Compensation during said Offering Period.

            (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

            (c) A participant may discontinue his or her participation in the Plan as provided in Section 11. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11. To increase or decrease the rate of payroll deductions (within the limitations of Section 7(a)), (i) with respect to the next Offering Period, a participant must complete and file with the Company during the open enrollment period prior to the Enrollment Date for such Offering Period, or (ii) with respect to the next Exercise Period within the same Offering Period, a participant must complete and file with the Company prior to the commencement of the new Exercise Period within such Offering Period, a new subscription agreement authorizing a change in payroll deduction rate. Except in the case of authorized leaves of absence (which shall be governed by Section 11(c) below), such change in rate shall be effective at the beginning of the next Offering Period or Exercise Period, as the case may be, following the Company's receipt of the new subscription agreement.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section



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423(b)(8) of the Code and Section 4(b) herein, a participant's payroll deductions may be decreased to 0% by the Company at such time during any Exercise Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in a subsequent calendar year, unless terminated by the participant as provided in Section 11.

            (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of by the participant, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition by the participant of Common Stock under the Plan.

        8. Grant of Option. On the Enrollment Date of each Offering Period, each eligible participant in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to the number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated prior to or on such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during any Offering Period more than the number of shares determined to be the maximum permissible number (the "Option Cap") by the Committee with respect to the Offering Period prior to the Enrollment Date. In the event that the Committee does not establish an Option Cap prior to the Enrollment Date, the Option Cap shall be the number of shares determined by dividing $100,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 4(b), 7(d) and 13 hereof. Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11, and such option shall expire on the last day of the Offering Period.

        9. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions remaining in a participant's account which are not sufficient to purchase a full share and any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        10. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of either a certificate representing the shares purchased upon exercise of his or her option or other evidence of purchase.

        11. Withdrawal; Termination of Employment.

            (a) A participant may withdraw all (but not less than all) the payroll deductions



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credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the close of an Exercise Period by giving written notice to the Company in form and substance satisfactory to the Committee. Such notice shall state whether the participant is withdrawing only from the applicable Exercise Period or entirely from the Offering Period. All of the participant's payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant's option for the current Offering Period or Exercise Period (as specified in the notice) will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period or Exercise Period, as applicable. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement during the open enrollment period preceding the commencement of a subsequent Offering Period. If a participant withdraws from an Exercise Period, payroll deductions will not resume at the beginning of any succeeding Exercise Period within the same Offering Period unless written notice is delivered to the Company in form and substance satisfactory to the Committee within the open enrollment period preceding the commencement of the Exercise Period directing the Company to resume payroll deductions.

            (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant's option will be automatically terminated.

            (c) In the event an Employee's customary employment with the Company or any Designated Subsidiary is reduced below 20 hours per week or 5 months per calendar year during an Offering Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated; provided that (i) if an Employee shall take an unpaid leave of absence approved by the Company of more than 30 days during an Offering Period in which the Employee is a participant, and the Employee's right to re-employment is not guaranteed by statute, he or she will be deemed to have withdrawn from the applicable Exercise Period on the 31st day of such leave,
(ii) if an Employee shall take a paid leave of absence approved by the Company of more than 90 days during an Offering Period in which the Employee is a participant, and the Employee's right to re-employment is not guaranteed by statute, he or she will be deemed to have withdrawn from the applicable Exercise Period on the earlier of (aa) the 91st day if the Employee is paid for the entire 90 day leave, or (bb) the last day upon which the Employee is paid provided he or she is paid for at least 30 days; and (iii) if an Employee shall take a paid or unpaid leave of absence of any duration during an Offering Period, and the Employee's right to re-employment is guaranteed by statute, he or she shall not be deemed to have withdrawn from the applicable Exercise Period and his or her option for the purchase of shares will be exercised in accordance with Section 9 hereof. On the date, if any, upon which the Employee shall be deemed to have withdrawn from the applicable Exercise Period, the payroll deductions credited to his or her account will be returned to him or her, but he or she shall continue to be a participant in the applicable Offering Period during such authorized leave of absence until and



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unless such authorized leave of absence terminates without his or her returning to his or her employment with the Company.

            (d) A participant's withdrawal from an Exercise Period (but not from the Offering Period) will not have any effect upon his or her ability to participate in subsequent Exercise Periods during the same Offering Period. However, a participant's withdrawal from an Offering Period makes him or her ineligible for future participation in that Offering Period. Withdrawal from an Exercise Period or from an Offering Period will not have any effect upon a participant's eligibility to participate in a succeeding Offering Period of the Plan or in any similar plan which may hereafter be adopted by the Company, provided that a participant may elect to participate in a succeeding Offering Period only during the open enrollment period for such Offering Period and may not participate concurrently in more than one Offering Period.

            (e) Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Fair Market Value on the Enrollment Date of an Offering Period in which a participant is enrolled (the "Current Offering Period") is greater than the Fair Market Value on the Enrollment Date of a succeeding Offering Period (the "Succeeding Offering Period"), the participant's enrollment in the Current Offering Period automatically will be terminated immediately following the exercise of his or her option under the Current Offering Period on the Exercise Date that occurs immediately prior to the Enrollment Date of the Succeeding Offering Period, and the participant automatically will be enrolled in the Succeeding Offering Period, unless the participant elects to remain in the former Offering Period by delivery to the Company of a written notice in form and substance satisfactory to the Committee.

        12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13. Stock.

            (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan, as set forth in Section 3 hereof, is subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (an "over-subscription"), the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. For Offering Periods commencing on or after May 1, 2000, if the Committee determines that the on-going operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                  (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                  (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                  (iii) allocating shares.

            Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        14. Administration. The Plan shall be administered by the Board or a Committee of members of the Board appointed by the Board. The Board or its Committee shall have full and



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exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its Committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15. Designation of Beneficiary.

            (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate funds from such payroll deductions.

        18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each outstanding option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities



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convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

            In the event of the proposed dissolution or liquidation of the Company, the Exercise Period and the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period (and, if applicable, the Exercise Period) then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period (and the Exercise Period, if applicable) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least 10 days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period or the Exercise Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

            The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, re-capitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        20. Amendment or Termination.

            (a) The Board may at any time and for any reason amend or terminate the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that the Plan (and any Offering Period thereunder) may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any



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participant. To the extent necessary and desirable to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as is required thereby.

            (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than United States dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law of the United States or other country or jurisdiction, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of 20 years unless sooner terminated under Section 20.



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